UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 30, 2023

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Blanchard Road, Burlington, MA, 01803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 687-0300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

On November 30, 2023, our board of directors authorized an extension of our existing stock repurchase program pursuant to which we may purchase up to $10.0 million worth of shares of our outstanding common stock. Share repurchases under the program will be made from time to time in the open market or privately negotiated transactions pursuant to trading plans intended to comply with Rule 10b5-1 under the Exchange Act, which would permit repurchases to occur during periods when we might otherwise be precluded from making purchases under insider trading laws or company policy. The timing, amount and extent to which we repurchase shares will depend on a number of factors, including the market price of our common stick and general market and economic conditions. Our board of directors extended the stock repurchase program through December 31, 2025, provided that our board of directors may suspend or discontinue the repurchase program at any time.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this report:

(d) EXHIBITS.

Number	Description

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: November 30, 2023	By:	/s/ David K. Traverse
David K. Traverse
Principal Financial Officer